EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated January 24, 2003, relating to the financial statements of Nova International Films, Inc. appearing in the Nova International Films, Inc. Annual Report on Form 10-KSB for the year ended October 31, 2002, filed with the Securities and Exchange Commission on February 10, 2003 and to the reference to our firm as "Experts".




                                            /s/  Weinberg & Comopany, P.A.

                                            WEINBERG &COMPANY, P.A.
                                            Certified Public Accountants


Los Angeles, California
June 6, 2003